UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2021

VERACYTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

6000 Shoreline Court, Suite 300, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 243-6300
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value, $0.001 per share	VCYT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On July 13, 2021, Veracyte, Inc. (the “Company”) entered into a Securities Purchase and Contribution Agreement (the “SPA”) for the acquisition (the “Acquisition”) of HalioDx SAS, a French société par actions simplifiée (“HalioDx”), in the form previously described in the Company’s Current Report on Form 8-K filed on June 1, 2021, as amended (the “June 1, 2021 8-K”).

The obligations of the Company and the securityholders of HalioDx to complete the Acquisition remain subject to customary closing conditions, including French foreign investment authorization.

The foregoing description of the SPA and the description of the SPA included in the June 1, 2021 8-K are qualified in their entirety by reference to the full text of the SPA, a copy of which will be filed with Veracyte’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2021.

Item 3.02.    Unregistered Sales of Equity Securities.

As disclosed in the June 1, 2021 8-K, the consideration for the Acquisition includes up to approximately €113 million in shares of Company common stock, subject to customary purchase price adjustments and the Company’s option to substitute cash in lieu of shares (the “Equity Consideration”).

The Equity Consideration will be deemed to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D promulgated thereunder) and/or Regulation S promulgated under the Securities Act.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act which involve risks and uncertainties. These forward-looking statements include, but are not limited to, the possibility that the closing conditions to the proposed transaction may not be satisfied or waived, including that a governmental entity may not grant a required regulatory approval; delay in closing the transaction or the possibility of non-consummation of the transaction; the risk of stockholder litigation in connection with contemplated transaction; the retention of HalioDx employees and Veracyte’s ability to successfully integrate the HalioDx business; and risks inherent in the achievement of anticipated synergies and the timing thereof. You can identify these statements by the use of terminology such as “believe”, “expect”, “will”, “should,” “could”, “estimate”, “anticipate” or similar forward-looking terms. You should not rely on these forward-looking statements as they involve risks and uncertainties that may cause actual results to vary materially from the forward-looking statements. For more information regarding the risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these forward-looking statements, as well as risks relating to Veracyte’s business in general, Veracyte refers you to the “Risk Factors” section of Veracyte’s Securities and Exchange Commission (“SEC”) filings, including Veracyte’s most recent Form 10-K and 10-Q, which are available on the Investor Relations page of Veracyte’s website at https://investor.veracyte.com/ and on the SEC website at www.sec.gov. The risks and uncertainties may be amplified by the COVID-19 pandemic, which has caused significant economic uncertainty. The extent to which the COVID-19 pandemic impacts Veracyte’s and HalioDx’s businesses, operations, and financial results, including the duration and magnitude of such effects, will depend on numerous factors, which are unpredictable, including, but not limited to, the duration and spread of the outbreak, its severity, the actions to contain the virus or treat its impact, and how quickly and to what extent normal economic and operating conditions can resume. Veracyte undertakes no obligation to update any of these forward-looking statements for any reason after the date of this communication or to conform these statements to actual results or revised expectations, except as required by law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	July 13, 2021

VERACYTE, INC.

		By:	/s/ Marc Stapley
		Name:	Marc Stapley
		Title:	Chief Executive Officer